SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2020

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland	0-21886	52-0812977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200 Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	BBSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Barrett Business Services, Inc. (“BBSI” or the “Company”), announced that Gary E. Kramer, BBSI’s Chief Financial Officer (“CFO”), has been appointed to succeed Michael L. Elich as the Company’s President and Chief Executive Officer (“CEO”) effective March 5, 2020. Mr. Elich, who has served as President and CEO and as a director of BBSI since 2011, retired from those positions effective March 5, 2020. These changes are part of an executive management succession and transition process conducted under the supervision of the Nominating and Governance Committee of BBSI’s Board of Directors (the “Board”). Anthony Harris, BBSI’s Executive Director of Accounting and Finance and Controller, has been appointed to fill Mr. Kramer’s vacated position as CFO and Principal Accounting Officer, effective March 5, 2020. Mr. Harris’s title will be Vice President-Finance, Secretary and Treasurer.

Mr. Kramer, age 40, joined BBSI as its CFO in August 2016. Prior to joining the Company, Mr. Kramer served as Senior Vice President for Global Services at Chubb Limited (formerly ACE Limited) beginning in 2013. In this role, Mr. Kramer led the Global Services team to support the growth of multinational businesses and meet the complex underwriting and servicing needs of large multinational customers. He also oversaw the delivery of sophisticated risk management products, programs, and services through all lines of business underwritten for global programs of U.S.-based companies. Between 2004 and 2013, Mr. Kramer held a variety of positions within the ACE Group companies, including Divisional Financial Officer of ACE Financial Solutions, Inc., and Senior Financial Analyst with ACE North America. Other positions held by Mr. Kramer during his career include Senior Accountant at Admiral Insurance Company from 2002 until 2004, and Treasury Analyst at Kimble Glass from 2000 until 2002. Mr. Kramer received an MBA with a specialization in accounting from Drexel University and a B.S. degree in Business Administration with a specialization in finance from Rowan University.

Mr. Harris, age 36, joined BBSI in September 2016 as Controller. He was promoted to Executive Director of Accounting and Finance in March 2018. Prior to joining the Company, Mr. Harris served as Controller for Holland Partner Group from 2015 to 2016. Previously, Mr. Harris spent nine years with PricewaterhouseCoopers in various roles in the United States and Australia where he supported publicly traded and large privately held companies. Mr. Harris is a certified public accountant and received a BBA with a specialization in finance and accounting from Washington State University.

The Board’s Compensation Committee approved the terms of compensation for Messrs. Kramer and Harris in connection with their promotions, effective as of March 5, 2020. Mr. Kramer’s annual base salary level will be $725,000 and Mr. Harris’s will be $350,000. The executives will participate in BBSI’s annual cash incentive award program, with target amounts of $725,000 for Mr. Kramer and $280,000 for Mr. Harris. For 2020, the target incentive bonuses will be tied 75% to the achievement of corporate performance goals and 25% to the achievement of individual performance goals, in each case as established by the Compensation Committee in its sole discretion. Grants of restricted stock units (“RSUs’) and performance shares will be made under BBSI’s stock-based compensation program during 2020 with a total value, based on the closing market price on the dates of grant, of $1,160,000 for Mr. Kramer and $420,000 for Mr. Harris. Each vested RSU entitles the awardee to one share of the Company’s common stock. RSU awards vest in four equal annual installments, commencing one year after the date of grant, and are subject to continued service as an employee of the Company. The vesting of performance shares is tied to the achievement of performance goals approved by the Compensation Committee over a three-year period. Both officers will be eligible for health and welfare benefits offered by BBSI to comparable employees, including BBSI’s nonqualified deferred compensation plan.

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Neither Mr. Kramer nor Mr. Harris has an interest in any transactions requiring disclosure under Item 404(a) of Regulation S-K. There are no family relationships between either Mr. Kramer or Mr. Harris and any of the Company’s directors or other executive officers. Other than the compensation arrangements described above, there are no arrangements or understandings between Mr. Kramer and Mr. Harris and any other persons or entities pursuant to which they were appointed as executive officers of the Company.

Item 7.01	Regulation FD Disclosure.

The press release announcing BBSI’s management transition is furnished with this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibit is furnished with this Form 8-K:

99.1	News release dated March 5, 2020

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.

Dated: March 5, 2020	By:	/s/ Gary E. Kramer
Gary E. Kramer
President and Chief Executive Officer

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